EXHIBIT 12
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                                  WEINGARTEN REALTY INVESTORS
                               COMPUTATION OF RATIOS OF EARNINGS
                          AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                                 (DOLLAR AMOUNTS IN THOUSANDS)


                                                        Three Months Ended   Nine Months Ended
                                                           September 30,       September 30,
                                                        ------------------   -----------------

                                                          1997      1996      1997      1996
                                                        --------  --------  --------  --------
Net income . . . . . . . . . . . . . . . . . . . . . .  $16,177   $16,325   $41,708   $41,860

Add:
Portion of rents representative of the interest factor      155       119       490       437
Interest on indebtedness . . . . . . . . . . . . . . .    7,588     5,569    21,729    15,890
Amortization of debt cost. . . . . . . . . . . . . . .      105        75       315       224
                                                        --------  --------  --------  --------
    Net income as adjusted . . . . . . . . . . . . . .  $24,025   $22,088   $64,242   $58,411
                                                        ========  ========  ========  ========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . .  $ 7,588   $ 5,569   $21,729   $15,890
Capitalized interest . . . . . . . . . . . . . . . . .      277       252       574     1,069
Amortization of debt cost. . . . . . . . . . . . . . .      105        75       315       224
Portion of rents representative of the interest factor      155       119       490       437
                                                        --------  --------  --------  --------
    Fixed charges. . . . . . . . . . . . . . . . . . .  $ 8,125   $ 6,015   $23,108   $17,620
                                                        ========  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES                         2.96      3.67      2.78      3.32
                                                        ========  ========  ========  ========


Net income . . . . . . . . . . . . . . . . . . . . . .  $16,177   $16,325   $41,708   $41,860
Depreciation and amortization. . . . . . . . . . . . .    9,345     8,442    27,876    24,564
Gain on sales of property. . . . . . . . . . . . . . .   (2,839)   (4,057)   (2,941)   (5,454)
                                                        --------  --------  --------  --------
    Funds from operations. . . . . . . . . . . . . . .   22,683    20,710    66,643    60,970
Add:
Portion of rents representative of the interest factor      155       119       490       437
Interest on indebtedness . . . . . . . . . . . . . . .    7,588     5,569    21,729    15,890
Amortization of debt cost. . . . . . . . . . . . . . .      105        75       315       224
                                                        --------  --------  --------  --------

    Funds from operations as adjusted. . . . . . . . .  $30,531   $26,473   $89,177   $77,521
                                                        ========  ========  ========  ========

RATIO OF FUNDS FROM OPERATIONS TO FIXED CHARGES
                                                           3.76      4.40      3.86      4.40
                                                        ========  ========  ========  ========

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